Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-55078 and 333-142537) and Form S-8 (File Nos. 033-84510, 333-14155, 333-27201, 333-27203, 333-27205, 333-60333, 333-123829 and 333-150399) of Colonial Properties Trust of our report dated February 29, 2008, relating to the consolidated financial statements of OZ/CLP Retail and Subsidiaries, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers
Birmingham, Alabama
February 27, 2009